UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

THE McGRAW-HILL COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2010, The McGraw-Hill Companies, Inc. (the “Company”) announced Robert J. Bahash, the Company’s Executive Vice President and Chief Financial Officer since 1988, has been appointed as President of McGraw-Hill Education. Mr. Bahash will step down as Chief Financial Officer effective December 6, 2010.

The Company also announced the appointment of Jack F. Callahan, Jr. as the Company’s Executive Vice President and Chief Financial Officer effective December 7, 2010. Mr. Callahan, who is 52, has been Executive Vice President and Chief Financial Officer of Dean Foods since 2006. Prior to that, Mr. Callahan served as Senior Vice President, Corporate Strategy and Development, PepsiCo, Inc.

Mr. Callahan will receive a base salary from the Company at the annual rate of $750,000. He will participate in the Company’s Key Executive Short-Term Incentive Compensation Plan with a target opportunity of $450,000 for 2011. He also will receive stock-based awards for 2011 with a long-term incentive opportunity of $1,000,000, of which 50% will be granted as performance share units and 50% as stock options. Mr. Callahan will participate in the Company’s Management Supplemental Death and Disability Plan and the Company’s Senior Executive Severance Plan, and will be eligible to receive all benefits that are routinely made available to all employees of the Company at comparable levels.

In connection with his appointment, Mr. Callahan will receive a signing bonus in the amount of $200,000, subject to repayment if he voluntarily separates from the Company within 12 months. Additionally, Mr. Callahan is eligible to receive an additional payment from the Company in an amount up to $183,000 for 2010. Within 30 days of his start date, Mr. Callahan will receive a restricted stock award with a value of $600,000, subject to vesting in equal installments on the second and fourth anniversaries of the date of the award. He will also receive two “cash” bridge payments, each in the amount of $400,000, payable on or before March 15, 2012 and March 15, 2013, respectively, provided that he does not voluntarily terminate employment and he is not terminated for cause. Any outstanding bridge payments also will become payable in the event of a change in control.

Mr. Callahan will be eligible to receive assistance under the Company’s relocation program relating to senior executives in connection with his relocation to the New York City area, including reasonable temporary housing costs in Manhattan and travel to his current home.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2010

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
	Name:	Kenneth M. Vittor
	Title:	Executive Vice President and General Counsel